Exhibit 99.1

NovaBay Pharmaceuticals Announces Investments of $5 Million to Support U.S. Avenova Commercialization Strategy

Reiterates long-term commitment to eye care specialists and patients

Capital investment supports cost-efficient growth strategy

EMERYVILLE, Calif. (April 1, 2019) – NovaBay® Pharmaceuticals, Inc. (NYSE American: NBY), a biopharmaceutical company focusing on commercializing prescription Avenova® for the domestic eye care market, announces investments totaling $5 million to support the recent strategic shift in its U.S. commercialization strategy aimed at driving growth in Avenova sales while maintaining cost effectiveness.

The investments include a convertible loan of $2.0 million from Ascendiant Capital Markets and Chicago Venture Partners. Additionally, Triton Funds LP has committed to making an equity investment of up to $3 million.

“We are dedicated to our ongoing and long-lasting commitment to eye care professionals and patients suffering from dry eye disease, while capitalizing on the significant opportunity afforded by Avenova,” said Justin Hall, Interim President and CEO. “We are executing on our strategic shift toward a cost-efficient growth strategy, having already deployed our sales representatives in high-performing territories and territories with significant prescription volume potential and favorable health plan coverage in support of Avenova per-unit revenue. We appreciate the confidence of our investors who are dedicated to both NovaBay and Avenova’s success in addressing this significant market need.

“Importantly, I’m affirming our position that Avenova is the best topical product available to treat chronic bacterial infections that affect about 85% of those suffering from dry eye disease,” added Mr. Hall. “Avenova addresses a sizable market comprised of millions of Americans who suffer from blepharitis and dry eye, as well as those who undergo ophthalmic procedures such as LASIK, retinal and cataract surgeries, or experience contact lens intolerance issues. We have an established position in the dry eye market with more than 827,000 prescriptions filled since Avenova’s launch in 2015. The addition of more than 2,400 new prescribers in 2018 brings total Avenova prescribers to approximately 15,000. We are fully committed to providing ongoing, long-term and broad access to Avenova to eye care professionals and patients. We are now providing that access under a model that makes economic sense for NovaBay.”

About NovaBay Pharmaceuticals, Inc.: Going Beyond Antibiotics®
NovaBay Pharmaceuticals, Inc. is a biopharmaceutical company focusing on commercializing and developing its non-antibiotic anti-infective products to address the unmet therapeutic needs of the global, topical anti-infective market with its two distinct product categories: the NEUTROX® family of products and the AGANOCIDE® compounds. The Neutrox family of products includes AVENOVA® for the eye care market, NEUTROPHASE® for wound care market, and CELLERX® for the aesthetic dermatology market. The Aganocide compounds, still under development, have target applications in the dermatology and urology markets.

Forward-Looking Statements

This release contains forward-looking statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. These statements include, but are not limited to, statements regarding our business strategies and future focus, our estimated future revenue, and generally the company’s expected future financial results. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, risks and uncertainties relating to returning to double digit revenue growth, the size of the potential market for our products, improving sales rep productivity and product distribution, obtaining adequate insurance reimbursement, and any potential regulatory problems. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in NovaBay’s latest Form 10-Q/K filings with the Securities and Exchange Commission, especially under the heading “Risk Factors.” The forward-looking statements in this release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

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Avenova Purchasing Information
For NovaBay Avenova purchasing information:
Please call 800-890-0329 or email sales@avenova.com.
www.Avenova.com

NovaBay Contact
Justin Hall
Interim President and Chief Executive Officer
510-899-8800
jhall@novabay.com

Investor Contact
LHA Investor Relations
Jody Cain
310-691-7100
jcain@lhai.com

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